DISTRIBUTION AGREEMENT

Amended and Restated Schedules I, II, and III

Calvert Funds

Calvert Investment Distributors, Inc.

SCHEDULE I

The Calvert Fund

Calvert Tax-Free Reserves

Calvert Social Investment Fund

Calvert World Values Fund, Inc.

First Variable Rate Fund for Government Income

Calvert Social Index Series, Inc.

Calvert Impact Fund, Inc.

Calvert SAGE Fund

Effective April 30, 2011

SCHEDULE II

Fees are expressed as a percentage of average annual daily net assets, and are payable monthly.

Distribution Fee
	Class A*	Class B	Class C	Class I	Class R	Class Y
The Calvert Fund
Calvert Income Fund	0.25	0.75	0.75	N/A	0.50	N/A
Calvert Short Duration Income Fund	0.25	N/A	0.75	N/A	--	N/A
Calvert Long-Term Income Fund	0.25	0.75	0.75	N/A	--	N/A
Calvert Ultra-Short Income Fund	0.25	N/A	0.75	N/A	--	N/A
Calvert Government Fund	N/A	N/A	0.75	N/A	--	N/A
Calvert High Yield Bond Fund	N/A	N/A	N/A	N/A	--	N/A

Calvert Tax-Free Reserves
Money Market Portfolio	N/A	N/A	N/A	N/A	--	N/A
Calvert Tax-Free Bond Fund	0.10	N/A	N/A	N/A	--	N/A

Calvert Social Investment Fund
Balanced Portfolio	0.10	0.75	0.75	N/A	--	N/A
Equity Portfolio	N/A	0.75	0.75	N/A	--	N/A
Bond Portfolio	0.10	0.75	0.75	N/A	--	N/A
Enhanced Equity Portfolio	N/A	0.75	0.75	N/A	--	N/A
Money Market Portfolio	N/A	N/A	N/A	N/A	--	N/A
Calvert Conservative Allocation Fund	0.10	0.75	0.75	N/A	--	N/A
Calvert Moderate Allocation Fund	0.10	0.75	0.75	N/A	--	N/A
Calvert Aggressive Allocation Fund	0.10	0.75	0.75	N/A	--	N/A

Calvert World Values Fund, Inc.
Calvert Capital Accumulation Fund	0.10	0.75	0.75	N/A	--	N/A
Calvert World Values International Equity Fund	0.10	0.75	0.75	N/A	--	N/A
Calvert International Equity Fund	0.25	0.75	0.75	N/A	--	N/A

First Variable Rate Fund for Government Income
Calvert First Government Money Market Fund	N/A	0.75	0.75	N/A	--	N/A

Calvert Social Index Series, Inc.
Calvert Social Index Fund	N/A	0.75	0.75	N/A	--	N/A

Calvert Impact Fund, Inc.
Calvert Large Cap Growth Fund	N/A	0.75	0.75	N/A	--	N/A
Calvert Small Cap Fund	0.10	0.75	0.75	N/A	--	N/A
Calvert Global Alternative Energy Fund	0.25	0.75	0.75	N/A	--	N/A
Calvert Global Water Fund	0.25	N/A	0.75	N/A	--	N/A

Calvert SAGE Fund
Calvert Large Cap Value Fund	0.25	N/A	0.75	N/A	--	N/A

Effective April 30, 2011

Revised June 1, 2011

________________________________

*Distributor reserves the right to waive all or a portion of the distribution fee from time to time. For money market portfolios, Class A shall refer to Class O, or if the portfolio does not have multiple classes, then to the portfolio itself.

SCHEDULE III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

Service Fee
	Class A [*]	Class B	Class C	Class I	Class R	Class Y
The Calvert Fund
Calvert Income Fund	0.25	0.25	0.25	N/A	0.25	N/A
Calvert Short Duration Income Fund	0.25	N/A	0.25	N/A	--	N/A
Calvert Long-Term Income Fund	0.25	0.25	0.25	N/A	--	N/A
Calvert Ultra-Short Income Fund	0.25	N/A	0.25	N/A	--	N/A
Calvert Government Fund	0.25	N/A	0.25	N/A	--	N/A
Calvert High Yield Bond Fund	0.25	N/A	N/A	N/A	--	N/A

Calvert Tax-Free Reserves
Money Market Portfolio	N/A	N/A	N/A	N/A	--	N/A
Calvert Tax-Free Bond Fund	0.25	N/A	N/A	N/A	--	N/A

Calvert Social Investment Fund
Balanced Portfolio	0.25 [†]	0.25	0.25	N/A	--	N/A
Equity Portfolio	0.25	0.25	0.25	N/A	--	N/A
Bond Portfolio	0.25	0.25	0.25	N/A	--	N/A
Enhanced Equity Portfolio	0.25	0.25	0.25	N/A	--	N/A
Money Market Portfolio	0.25	N/A	N/A	N/A	--	N/A
Calvert Conservative Allocation Fund	0.25	0.25	0.25	N/A	--	N/A
Calvert Moderate Allocation Fund	0.25	0.25	0.25	N/A	--	N/A
Calvert Aggressive Allocation Fund	0.25	0.25	0.25	N/A	--	N/A

Calvert World Values Fund, Inc.
Calvert Capital Accumulation Fund	0.25	0.25	0.25	N/A	--	N/A
Calvert International Equity Fund	0.25	0.25	0.25	N/A	--	N/A
Calvert International Opportunities Fund	0.25	0.25	0.25	N/A	--	N/A

First Variable Rate Fund for Government Income
Calvert First Government Money Market Fund	N/A	0.25	0.25	N/A	--	N/A

Calvert Social Index Series, Inc.
Calvert Social Index Fund	0.25	0.25	0.25	N/A	--	N/A

Calvert Impact Fund, Inc.
Calvert Large Cap Growth Fund	0.25	0.25	0.25	N/A	--	N/A
Calvert Small Cap Fund	0.25	0.25	0.25	N/A	--	N/A
Calvert Global Alternative Energy Fund	0.25	0.25	0.25	N/A	--	N/A
Calvert Global Water Fund	0.25	N/A	0.25	N/A	--	N/A

Calvert SAGE Fund
Calvert Large Cap Value Fund	0.25	N/A	0.25	N/A	--	N/A

[*]   Distributor reserves the right to waive all or a portion of the service fees from time to time.

[†]    Distributor charges the service fee only on assets in excess of $30 million.

Effective April 30, 2011

EACH FUND LISTED IN THE ATTACHED SCHEDULE I

BY: /s/William M. Tartikoff

William M. Tartikoff

Vice President and Secretary

Calvert INVESTMENT DISTRIBUTORS, INC.

BY: /s/Ronald M. Wolfsheimer

Ronald M. Wolfsheimer

Chief Financial and Administrative Officer

and Senior Vice President